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                                                                   EXHIBIT 16(b)


                                 NORTHERN FUNDS
               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                                  TOTAL RETURN






                            Northern Technology Fund
        For the period from April 1, 1996 (commencement of operations) to
                               September 30, 1996
           Total Return = (Ending Redeemable Value/Initial Value) - 1
                              Total Return = 22.88%
                          22.88% = (12,288/10,000) - 1